BYLAWS

                                       OF

                             INTERNET INFINITY, INC.


                                    ARTICLE I

                                     OFFICES
                                     -------


               SECTION 1.  REGISTERED  OFFICE.  The  registered  office  of  the corporation shall be established and maintained at 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805.

               SECTION 2. OTHER OFFICES. The corporation may have other offices,

either  within or without the State of Delaware,  at such place or places as the

Board  of  Directors  may  from  time to time  appoint  or the  business  of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------
               SECTION 1.  ANNUAL MEETINGS.  Annual meetings of stockholders for the  election of directors  and for such other  business as may be stated in the notice of the meeting, shall be held at such place, either within or without the

State of  Delaware,  and at such  time and date as the  Board of  Directors,  by resolution,  shall  determine and as set forth in the notice of the meeting.  In the event the Board of Directors  fails to so determine the time, date and place of meeting,  the annual meeting of stockholders  shall be held at the registered office of the  corporation in Delaware on the second Tuesday of May of each year at 11 a.m., local time.

                                                                     Exhibit 3.2
                                                              Page 1 of 16 Pages

               If the  date  of the  annual  meeting  shall  fall  upon a  legal holiday,  the meeting shall be held on the next succeeding business day. At each annual  meeting,  the  stockholders  entitled  to vote  shall  elect a Board  of

Directors and they may transact such other corporate business as shall be stated

in the notice of the meeting.

               SECTION 2.  OTHER  MEETINGS.  Meetings  of stockholders  for  any purpose  other than the election of directors may be held at such time and place as shall be stated in the notice of the meeting.

               SECTION  3.  VOTING.   Each  stockholder   entitled  to  vote  in

accordance with the terms of the Certificate of Incorporation  and in accordance with the  provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy  shall be voted  after  three  years  from its date  unless  such proxy provides for a longer period.  Upon the demand of any stockholder,  the vote for directors and the vote upon any question before the meeting, shall be by ballot.

All  elections for  directors  shall be decided by plurality  vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the  election  of  directors;  and all other  questions  shall be decided by the affirmative  vote of the majority of shares  present in person or represented by proxy at the meeting  and  entitled  to vote on the  subject  matter,  except as otherwise  provided by the Certificate of Incorporation or the laws of the State of Delaware.

                                                                     Exhibit 3.2
                                                              Page 2 of 16 Pages

               A  complete  list  of the  stockholders  entitled  to vote at the ensuing election,  arranged in alphabetical order, with the address of each, and the  number  of shares  held by each,  shall be open to the  examination  of any stockholder,  for any purpose germane to the meeting,  during ordinary  business hours for a period of at least ten (10) days prior to the  meeting,  either at a place  within the city where the  meeting is to be held,  which  place  shall be specified in the notice of the meeting,  or, if not so  specified,  at the place where the meeting is to be held. The list shall also be produced and kept at the time and  place  of the  meeting  during  the  whole  time  thereof,  and may be inspected by any stockholder who is present.

               SECTION 4. QUORUM.  Except as  otherwise  required by law, by the

Certificate of Incorporation or by these Bylaws,  the presence,  in person or by proxy,  of  stockholders  holding a  majority  of the  stock of the  corporation entitled to vote shall constitute a quorum at all meetings of the  stockholders.

In case a quorum shall not be present at any meeting,  a majority in interest of the stockholders entitled to vote thereat,  present in person or by proxy, shall have power to adjourn the meeting from time to time,  without  notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock  entitled to vote shall be  represented,  any business  may be  transacted which might have been transacted at the meeting as originally noticed;  but only those stockholders entitled to vote at

                                                                     Exhibit 3.2
                                                              Page 3 of 16 Pages
the meeting as originally  noticed shall be entitled to vote at any  adjournment or adjournments thereof.

               SECTION  5.  SPECIAL    MEETINGS.   Special   meetings   of   the

stockholders  for any  purpose or  purposes  may be called by the  President  or

Secretary, or by resolution of the directors.

               SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place,

date and time of the  meeting,  and the  general  nature of the  business  to be considered,  shall be given to each stockholder  entitled to vote thereat at his address as it appears on the records of the corporation,  not less than ten (10)

nor more than sixty (60) days before the date of the meeting.  No business other than that stated in the notice shall be  transacted  at any meeting  without the unanimous consent of all the stockholders entitled to vote thereat.

               SECTION 7. ACTION WITHOUT MEETING.  Unless otherwise  provided by the Certificate of Incorporation,  any action required to be taken at any annual or special  meeting  of  stockholders,  or any action  which may be taken at any annual or special meeting, may be taken without a meeting,  without prior notice and without a vote, if a consent in writing,  setting forth the action so taken,

shall be signed by the  holders of  outstanding  stock  having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares  entitled  to vote  thereon  were  present  and voted.  Prompt notice of the taking of the corporate action without a meeting by less than

                                                                     Exhibit 3.2
                                                              Page 4 of 16 Pages
unanimous  written  consent  shall be given to those  stockholders  who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

               SECTION 1. NUMBER AND TERM. The number of directors  shall be one or  more.  The  directors  shall  be  elected  at  the  annual  meeting  of  the stockholders  and each  director  shall be  elected  to serve  until  his or her

successor   shall  be  elected  and  shall   qualify.   Directors  need  not  be

stockholders.

               SECTION 2. RESIGNATIONS.  Any director,  member of a committee or other office may resign at any time. Such resignation  shall be made in writing,

and  shall  take  effect  at the  time  specified  therein,  and if no  time  be specified,  at the  time of its  receipt  by the  President  or  Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 3. VACANCIES. If the office of any director,  member of a committee or other officer  becomes vacant,  the remaining  directors in office,

though less than a quorum by a majority vote,  may appoint any qualified  person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

               SECTION 4.  REMOVAL.  Any director  or directors  may be  removed either for or without cause at any time by the  affirmative  vote of the holders of a majority of all the shares of stock  outstanding and entitled to vote, at a special  meeting of the  stockholders  called for the purpose and the  vacancies thus created

                                                                     Exhibit 3.2
                                                              Page 5 of 16 Pages
may  be  filled,  at the  meeting  held  for  the  purpose  of  removal,  by the affirmative vote of a majority in interest of the stockholders entitled to vote.

               SECTION 5.  INCREASE OF NUMBER.  The number of  directors  may be increased by amendment  of these  Bylaws by the  affirmative  vote of a majority vote of a majority in interest of the stockholders,  at the annual meeting or at a special  meeting  called  for that  purpose,  and by like vote the  additional directors  may be chosen at such  meeting to hold  office  until the next annual election and until their successors are elected and qualify.

               SECTION 6. POWERS.  The Board of Directors  shall exercise all of the powers of the  corporation  except such as are by law, or by the Certificate of  Incorporation  of the  corporation  or by  these  Bylaws  conferred  upon or reserved to the stockholders.

               SECTION 7. COMMITTEES.  The Board of Directors may, by resolution or  resolutions  passed by a majority of the whole board,  designate one or more committees,  each  committee  to consist of one or more of the  directors of the corporation. Any such committee, to the extent provided in the resolution of the

Board of  Directors,  or in these  Bylaws,  shall have and may  exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee  shall have

the  power  or  authority  in   reference   to  amending  the   Certificate   of

Incorporation, adopting an agreement of merger or consolidation, recommending to the

                                                                     Exhibit 3.2
                                                              Page 6 of 16 Pages
stockholders  the sale,  lease or  exchange of all or  substantially  all of the

corporation's   property  and  assets,   recommending  to  the   stockholders  a

dissolution of the corporation or a revocation of a dissolution, or amending the

Bylaws of the  corporation;  and,  unless the  resolution,  these  Bylaws or the

Certificate of Incorporation  expressly so provide, no such committee shall have the power or  authority  to declare a dividend or to  authorize  the issuance of stock.

               SECTION 8. ANNUAL  MEETINGS.  The annual meeting of the Board may be held at such time and  place as shall be fixed by a vote of the  shareholders at the annual  meeting and no notice of such  meeting  shall be necessary to the newly elected directors in order to legally constitute such meeting.

               SECTION 9.  REGULAR MEETINGS.  Regular meetings of  the directors may be held without notice at such places and times as shall be determined  from time to time by resolution of the directors.

               SECTION 10. SPECIAL  MEETINGS.  Special meetings of the board may be called by the President or by the Secretary on the written request of any two

(2)  directors  on at least two (2) days'  notice to each  director and shall be held at such place or places as may be determined by the directors,  or as shall be stated in the call of the meeting.

               SECTION 11.   QUORUM.  A   majority   of   the   directors  shall

constitute a quorum for the  transaction  of business.  If at any meeting of the board there shall be less than a quorum present, a

                                                                     Exhibit 3.2
                                                              Page 7 of 16 Pages
majority of those  present  may  adjourn  the meeting  from time to time until a quorum is obtained,  and no further  notice  thereof need be given other than by announcement at the meeting which shall be so adjourned.

               SECTION 12. COMPENSATION.  Directors shall not receive any stated

salary for their  services  as  directors  or as members of  committees,  but by resolution  of the board a fixed fee and expenses of  attendance  may be allowed for attendance at each meeting.  Nothing herein  contained shall be construed to preclude any director from serving the  corporation  in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

               SECTION  13.  ACTION  WITHOUT  MEETING.  Any action  required  or permitted  to be taken at any  meeting  of the  Board  of  Directors,  or of any committee  thereof,  may be taken  without a meeting,  if prior to such action a written  consent  thereto  is signed by all  members  of the  board,  or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

               SECTION 1. OFFICERS.  The officers of the corporation  shall be a

President,  a Treasurer,  and a  Secretary,  all of whom shall be elected by the

Board of Directors and who shall hold office until their  successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one (1)

or more Vice Presidents and such Assistant Secretaries and Assistant

                                                                     Exhibit 3.2
                                                              Page 8 of 16 Pages

Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of

Directors  after each annual  meeting.  More than two (2) offices may be held by the same person.

               SECTION 2. OTHER OFFICERS AND AGENTS.  The Board of Directors may

appoint such other officers and agents as it may deem advisable,  who shall hold their  offices for such terms and shall  exercise  such powers and perform  such duties as shall be determined from time to time by the Board of Directors.

               SECTION 3. CHAIRMAN.  The Chairman of the Board of Directors,  if

one be elected,  shall  preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

               SECTION 4. PRESIDENT.  The President shall be the chief executive officer  of the  corporation  and shall  have the  general  powers and duties of supervision  and  management  usually  vested in the  office of  President  of a corporation.  He shall  preside at all meetings of the  stockholders  if present thereat,  and in the  absence or  non-election  of the  Chairman of the Board of

Directors,  at all  meetings of the Board of  Directors,  and shall have general supervision, direction and control of the business of the corporation. Except as the Board of  Directors  shall  authorize  the  execution  thereof in some other manner,  he shall execute bonds,  mortgages and other contracts in behalf of the corporation,  and shall cause the seal to be affixed to any instrument requiring it

                                                                     Exhibit 3.2
                                                              Page 9 of 16 Pages
and when so affixed the seal shall be attested by the signature of the Secretary or an Assistant Secretary.

               SECTION 5.  VICE PRESIDENT.  Each Vice President shall  have such powers  and  shall  perform  such  duties  as  shall be  assigned  to him by the directors.

               SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate  funds and  securities  and shall keep full and  accurate  accounts of receipts  and  disbursements  in books  belonging to the  corporation.  He shall deposit  all  monies  and other  valuables  in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

               SECTION 7.  SECRETARY.  The Secretary  shall give, or cause to be given,  notice of all  meetings of  stockholders  and  directors,  and all other notices  required  by law or by  these  Bylaws,  and in case of his  absence  or refusal  or  neglect  so to do,  any such  notice  may be  given  by any  person thereunto directed by the President, or by the directors, or stockholders,  upon whose  requisition  the meeting is called as provided in these Bylaws.  He shall record  all  the  proceedings  of the  meetings  of the  corporation  and of the directors in a book to be kept for that  purpose,  and shall  perform such other duties as may be assigned to him by the  directors  or the  President.  He shall have  custody  of the seal of the  corporation  and shall  affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

                                                                     Exhibit 3.2
                                                             Page 10 of 16 Pages

               SECTION  8.  ASSISTANT  TREASURERS  AND  ASSISTANT   SECRETARIES.

Assistant  Treasurers  and Assistant  Secretaries,  if any, shall be elected and shall have such  powers and shall  perform  such  duties as shall be assigned to them, respectively, by the directors.

               SECTION 9.  SALARIES.  The  salaries  of  all  officers  of   the

corporation shall be fixed by the Board of Directors.

               SECTION 10.  REMOVAL.  Any officer  elected or  appointed  by the

Board of Directors  may be removed from office,  with or without  cause,  at any time by the  affirmative  vote of a  majority  of the  directors  present at any meeting of the Board at which a quorum is present.


                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

               SECTION 1. CERTIFICATES OF STOCK.  Certificates of stock,  signed by the President or Vice President, and the Treasurer or an Assistant Treasurer,

or  Secretary  or an Assistant  Secretary,  shall be issued to each  stockholder certifying the number of shares owned by him in the  corporation.  Any of or all the signatures may be facsimiles.

               SECTION 2. LOST  CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate  theretofore  issued by the  corporation,

alleged  to have  been  lost or  destroyed,  and the  directors  may,  in  their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct,

not

                                                                     Exhibit 3.2
                                                             Page 11 of 16 Pages
exceeding  double the value of the stock, to indemnify the  corporation  against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

               SECTION  3.  TRANSFER  OF  SHARES.  The  shares  of  stock of the corporation  shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives,  and upon such transfer the old  certificates  shall be surrendered to the  corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers,  or to such other person as the directors may  designate,  by whom they shall be cancelled,  and new  certificates  shall thereupon be issued.  A record shall  be made of each  transfer  and  whenever  a  transfer  shall  be made for collateral security,  and not absolutely,  it shall be so expressed in the entry of the transfer.

               SECTION  4.   STOCKHOLDERS   RECORD  DATE.   In  order  that  the

corporation may determine the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting,  or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of Directors may fix, in advance,  a record  date,  which shall not be more than sixty (60) nor less than ten (10) days  before  the date of such  meeting,  nor more than sixty (60) days prior to any other

                                                                     Exhibit 3.2
                                                             Page 12 of 16 Pages
action.  A  determination  of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;

provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 5.  REGISTERED  STOCKHOLDERS.  The  corporation  shall be entitled  to treat the  holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other  claim to or  interest  in such  share on the  part of any  other  person,

whether or not it shall have express or other notice  thereof,  except as may be otherwise expressly provided by the laws of Delaware.

               SECTION  6.   DIVIDENDS.   Subject  to  the   provisions  of  the

Certificate of  Incorporation,  the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital  stock  of the  corporation  as and when  they  deem  expedient.  Before declaring  any  dividend  there  may  be set  apart  out  of  any  funds  of the corporation  available for dividends,  such sum or sums as the directors from or as a reserve fund to meet contingencies or for equalizing  dividends or for such other  purposes as the  directors  shall deem  conducive to the interests of the corporation.

               SECTION 7. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation and the words  "CORPORATE  SEAL." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                                                     Exhibit 3.2
                                                             Page 13 of 16 Pages

               SECTION 8.  FISCAL YEAR.  The  fiscal  year  of  the  corporation shall be determined by resolution of the Board of Directors.

               SECTION 9.  CHECKS.  All checks,  drafts or other  orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers,  agent or agents of the corporation,  and in such manner as shall be determined from time to time by resolution of the Board of Directors.

               SECTION  10.  NOTICE.  Whenever  any notice is  required by these

Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required  shall be deemed to be  sufficient if given by depositing the same in the United  States mail,  postage  prepaid,  addressed to the person entitled thereto at his address as it appears on the records of the corporation,

and such notice  shall be deemed to have been given on the day of such  mailing.

Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

               SECTION 11.  WAIVER OF NOTICE.  Whenever  any notice  whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of  Incorporation  of the corporation or these Bylaws,  a waiver thereof in writing,  signed by the person or persons  entitled  to said  notice,

whether  before or after the time  stated  therein,  shall be deemed  equivalent thereto.

                                                                     Exhibit 3.2
                                                             Page 14 of 16 Pages

                                   ARTICLE VI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     ---------------------------------------
                              EMPLOYEES AND AGENTS
                              --------------------

               To the  extent  and in the  manner  permitted  by the laws of the

State  of  Delaware,   and  specifically  as  is  permitted  under  the  general

corporation  act, the  corporation  shall  indemnify  any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership,

joint venture, trust or other enterprise against expenses,  including attorneys'

fees, judgments, fines and amounts paid in settlement.


                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

               These Bylaws may be altered or repealed and Bylaws may be made at any annual  meeting of the  stockholders  or at any special  meeting  thereof if notice  of the  proposed  alteration  or repeal or Bylaw or Bylaws to be made be contained in the notice of such special  meeting,  by the affirmative  vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the  affirmative  vote of a majority of the Board of  Directors,  at any regular meeting of the Board of Directors, or at any special

                                                                     Exhibit 3.2
                                                             Page 15 of 16 Pages
meeting  of the Board of  Directors,  if notice of the  proposed  alteration  or repeal,  or Bylaw or  Bylaws  to be made,  be  contained  in the  notice of such special meeting.


                                                                     Exhibit 3.2
                                                             Page 16 of 16 Pages